SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (I.R.S. Employer Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01.	Entry into a Material Definitive Agreement.
On December 14, 2006, Dendreon (the “Company”) announced that Gregory T. Schiffman has joined the Company as senior vice president and chief financial officer. An Executive Employment Agreement, entered into with Mr. Schiffman, provides him an annual base salary of $360,000. If targets agreed in advance by the Board of Directors are met, Mr. Schiffman is eligible for a bonus as determined by the Board of up to 40% of his base salary. In addition, the agreement provides for the granting of 200,000 shares in restricted stock, granted under the terms of our 2000 Equity Incentive Plan (the “Plan”) on his first day of employment.
The agreement has no specified term, and the employment relationship may be terminated by Mr. Schiffman or by us at any time. If we terminate his employment without cause, or if he resigns for good reason, as such terms are defined in the agreement, Mr. Schiffman will be entitled to a lump sum severance payment equal to nine months of his then current base salary plus 75% of his maximum annual bonus for such year. In that event, Mr. Schiffman would also be entitled to full accelerated vesting of any unvested stock options and any unvested restricted stock held by him. The agreement requires Mr. Schiffman not to compete with us after termination of employment for a period of nine months, and provides a one-year post-termination non-solicitation obligation.
Also on December 18, 2006, we entered into an indemnity agreement with Mr. Schiffman substantially similar to those that we currently have in place with our directors, other executive officers and certain other members of senior management. The indemnity agreement provides, among other things, that we will indemnify Mr. Schiffman, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as an officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In a special telephonic meeting held on November 13, 2006, our Board of Directors approved the appointment of Gregory T. Schiffman as our Senior Vice President, Chief Financial Officer and Treasurer, and designated him as one of our executive officers.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibit

99.1	Executive Employment Agreement, dated December 12, 2006, between Dendreon Corporation and Gregory T. Schiffman.

99.2	Indemnity Agreement, dated December 18, 2006, between Dendreon Corporation and Gregory T. Schiffman.

99.3	Dendreon Corporation press release, dated December 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Sr. Vice President, Corporate Development, General Counsel and Secretary

Date: December 19, 2006